UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2020

Fortem Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

67 East 5th Avenue, Vancouver, BC  V5T 1G7
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Suite 820, 906 12th Avenue SW, Calgary, Alberta  T2R 1K7
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 13, 2020, our company announced that, effective October 8, 2020, the following individuals have resigned from our company:
•	Michael Caetano (Director, COO, Secretary and Treasurer)
•	Robert DaCunha (CFO)
•	Brett Matich (Director)
•	William N. Via (Director
We have appointed Marc A. Bruner as the CFO, Secretary and Treasurer.  Following such appointments, Mr. Bruner holds the CEO, CFO, Secretary and Treasurer positions and the board of directors consists of Marc Bruner and Konstantine Vatskalis.
The resignations of Michael Caetano, Robert DaCunha, Brett Matich and William N. Via were not as a result of a disagreement with our company or any matter relating to our operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Marc A. Bruner
Marc A. Bruner
Chief Executive Officer

Date: October 19, 2020